Exhibit (a)(1)(v)

FORMS OF EMAIL CONFIRMING ELECTION AND WITHDRAWAL

Email Confirming Receipt of Election Form

From: [   ]

To: [   ]

Subject: Confirmation of Receipt of Election Form

Date:

This message confirms that we have received your election form. This confirmation should not, however, be construed to imply that the election form or any other documents that you have submitted have been properly completed or are otherwise in proper form or that we have accepted your eligible options for exchange. If your election form is properly completed, signed and dated, and all eligibility requirements are met, we expect to accept your eligible options tendered for exchange and to grant you new options, subject to the terms and conditions set forth in the Offer to Exchange Certain Outstanding Options To Purchase Shares of Common Stock for a Number of Replacement Options dated November 12, 2024 (the “Offer to Exchange”) and the related documents previously provided to you, promptly following the expiration of the offer at 11:59 P.M., Eastern Time, on [December 10], 2024, unless the offer is extended by us. The eligible option grants validly tendered for exchange will be cancelled and new options granted in exchange in the manner described in the Offer to Exchange.

Unless you validly withdraw your tendered eligible options by properly delivering to us a properly completed, signed and dated withdrawal form before 11:59 P.M., Eastern Time, on [December 10], 2024 (or, if the offer is extended, before the extended expiration date, we will, subject to the conditions of the offer, cancel all eligible options that you have validly tendered and grant you new options in exchange. If we accept your eligible options for exchange, we will separately send to you the grant documents relating to the new options for your signature. Your election may be changed or revoked at any time by delivering a new properly completed, signed and dated election form or withdrawal form, as applicable, bearing a later date so long as we receive the applicable form before the expiration of the offer.

You should direct questions about the offer or requests for assistance (including requests for additional or paper copies of the Offer to Exchange, your personalized election form, withdrawal form or other documents relating to the offer) by email to stockadmin@tigoenergy.com.

Terms used but not defined herein shall have the meaning set forth in the Offer to Exchange.

Email Confirming Receipt of Withdrawal Form

From: [   ]

To: [   ]

Subject: Confirmation of Receipt of Withdrawal Form

Date:

This message confirms that we have received your withdrawal form. This confirmation should not, however, be construed to imply that the withdrawal form or any other documents that you have submitted have been properly completed or are otherwise in proper form or that your eligible options have been validly withdrawn. If your withdrawal form is properly completed, signed and dated, and all other requirements are met, your withdrawn eligible option grants will not be exchanged in the offer and you will not receive any new options pursuant to the offer in exchange for the withdrawn eligible option grants. These eligible option grants will continue to be governed by the Tigo Energy, Inc. 2023 Equity Incentive Plan and the option agreement(s) under which they were granted to you.

You may re-elect to tender some or all of your eligible option grants by properly delivering to us a new, properly completed, signed and dated election form bearing a later date so long as we receive the election form before 11:59 P.M., Eastern Time, on [December 10], 2024, unless the offer is extended by us. Upon the receipt of such a new, properly completed, signed and dated election form, any previously submitted election forms and/or withdrawal forms will be disregarded and will be considered replaced in full by the new election form. You will be bound by the last properly submitted election form and/or withdrawal form we receive prior to the expiration date.

You should direct questions about the offer or requests for assistance (including requests for additional or paper copies of the Offer to Exchange Certain Outstanding Options To Purchase Shares of Common Stock For a Number of Replacement Options dated November 12, 2024 (the “Offer to Exchange”), your personalized election form, withdrawal form or other documents relating to the offer) by email to stockadmin@tigoenergy.com.

Terms used but not defined herein shall have the meaning set forth in the Offer to Exchange.